UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

EMBASSY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At its Annual Meeting of Shareholders to be held on June 16, 2011, Embassy Bancorp, Inc. (the “Company”), holding company of Embassy Bank for the Lehigh Valley (the “Bank”), intends to announce that the Company had obtained an independent valuation of its common stock from a third-party valuation firm (the “Independent Firm”), and may communicate this information with shareholders prior to the Annual Meeting, as well.

Based upon the methodologies, considerations and assumptions set forth in its valuation report, the Independent Firm determined that the fair market value of Company common stock as of March 18, 2011 was any price from $6.31 per share to $6.98 per share.  The midpoint of this range is $6.65 per share.  The valuation report defined “fair market value” to mean “the price at which the common stock would change hands between a willing seller and a willing buyer, each having reasonable knowledge of relevant facts, in a free and open market, either on a national or regional stock exchange or over-the counter.”

Important Information about the Valuation

In conducting its valuation, the Independent Firm made significant assumptions about a wide variety of factors including, but not limited to, the overall economic environment, the local economy of the Company’s market area, and the Company’s performance, as well as in the selection of appropriate peer groups.  The valuation may not reflect the actual price at which Company common stock may trade, and neither the Company nor the Independent Firm is recommending a price at which investors should purchase or sell Company common stock.  Any decision to purchase or sell Company common stock should be made by the investor after due consideration of all relevant factors and consultation with their own investment advisor.

Forward-Looking Statements

We have made, and may continue to make, certain forward-looking statements in this Report, including information incorporated by reference in this Report.  These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “target,” “intend” or “anticipate” or the negative thereof or comparable terminology.  Forward-looking statements include discussions of our strategy, financial projections and estimates and the underlying assumptions, statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services.  These forward-looking statements are subject to various assumptions, risks, uncertainties and other factors including, but not limited to the following: market risk; changes or adverse developments in economic, political, or regulatory conditions; a continuation or worsening of the current disruption in credit and other markets; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and income growth; investment securities gains; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth; asset quality and the impact on assets from adverse changes in the economy and in credit or other markets and resulting effects on credit risk and asset values; balances of risk-sensitive assets to risk-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; capital and liquidity strategies and other financial and business matters for future periods.

Because of the possibility of changes in these assumptions, actual results could differ materially from those contained in any forward-looking statements. We encourage readers of this Report to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements are qualified in their entirety by the risk factors and cautionary statements contained in this Report and speak only as of the date they are made. We do not undertake any obligation to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBASSY BANCORP, INC.

Date: May 20, 2011	By:	/s / Judith A. Hunsicker

	Name:	Judith A. Hunsicker
	Title:	Senior Executive Vice President,
Chief Operating and Financial Officer